SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2005

IMAGISTICS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-16449	06-1611068
(Commission File Number)	(IRS Employer Identification No.)

100 Oakview Drive Trumbull, Connecticut	06611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 365-7000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

  Item 1.01. Entry into a Material Definitive Agreement

     Merger Agreement

     On September 15, 2005, Imagistics International Inc., a Delaware corporation (the “Company’), Océ N.V., a company organized under the laws of the Netherlands (“Parent”), and Orange Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). A copy of the press release issued by the Company on September 16, 2005 announcing the transaction is filed as Exhibit 99.1 hereto and is incorporated into this report by reference.

     Pursuant to the Merger Agreement, Purchaser has agreed to make a tender offer (the “Offer”) to purchase all outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the associated Series A Junior Participating Preferred Stock purchase rights (the “Rights”; such Rights, together with the Common Stock, are the “Shares”) issued pursuant to the Rights Agreement dated as of September 28, 2001 (as amended, the “Rights Agreement”) between the Company and Equiserve Trust Company, N.A., as Rights Agent (the “Rights Agent”), for $42.00 per Share, net to the seller in cash (such amount, or any greater amount per Share paid in the Offer, the “Offer Price”). The tender offer will be subject to the terms and conditions set forth in an Offer to Purchase and a related Letter of Transmittal that will be distributed to the Company’s stockholders by Purchaser and filed with the Securities and Exchange Commission.

     The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, as soon as practicable after the consummation of the Offer, and in accordance with the Delaware General Corporation Law (the “Delaware Law”), Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held by the Company in treasury, by any of the Company’s subsidiaries, or by Parent, Purchaser or any of their wholly owned subsidiaries and Shares with respect to which appraisal rights under Section 262 of the Delaware Law are properly exercised) will be converted into the right to receive cash in the amount of the Offer Price, without interest.

     The Merger Agreement provides that, upon consummation of the Merger, each outstanding option to purchase Common Stock, whether or not vested or fully exercisable, granted on or prior to the date of the Merger Agreement or after such date in accordance with the Merger Agreement (the “Options”), shall be canceled. In consideration of the cancellation, the Company will pay to each holder of an Option an amount in respect thereof equal to the product of (i) the excess, if any, of the Offer Price over the exercise price thereof and (ii) the number of Shares subject thereto (this payment to be net of applicable withholding taxes).

     If the Purchaser succeeds in purchasing 90 percent or more of the outstanding Shares in the Offer or pursuant to the Top-Up Option described below, the Merger will not require a vote of the Company’s remaining stockholders and will be effected as promptly as practicable following completion of the Offer. If the Purchaser purchases a majority but less than 90 percent of the outstanding Shares in the Offer, the Company will be required to obtain a stockholder vote prior to effecting the Merger. Although Purchaser would hold enough Shares to assure the success of such vote, this would require the Company to hold a stockholder meeting and to prepare, clear with the Securities and Exchange Commission, and distribute to stockholders, a proxy statement. Under the Merger Agreement, the Company has granted to Purchaser an option (the “Top-Up Option”), exercisable following the purchase of at least 80 percent of the outstanding Shares by Purchaser in the Offer, to purchase at the Offer Price that number of shares of Common Stock that, when combined with the shares otherwise owned by Purchaser, Parent and Parent’s subsidiaries immediately following consummation of the Offer, represents 90 percent of all shares of Common Stock then outstanding (assuming the issuance of shares pursuant to the Top-Up Option).

     The Company, Parent and Purchaser have made customary representations, warranties and covenants in the Merger Agreement. The representations, warranties and covenants made by the Company in the Merger Agreement are qualified including by information in disclosure schedules that the Company delivered to Parent and Purchaser in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates.

     Consummation of the Offer is conditioned on a number of Shares constituting at least a majority of the then outstanding Shares on a fully diluted basis having been validly tendered and not withdrawn prior to the expiration of the Offer, as well as to certain other customary conditions, including (i) there having been no event causing a Material Adverse Effect (as defined in the Merger Agreement) on the Company nor any development reasonably expected to have a Material Adverse Effect on the Company, (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of certain actions and proceedings by governmental entities with respect to the transactions and (iv) the Merger Agreement not having been terminated in accordance with its terms.

     The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $28,000,000.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 99.2 hereto, and is incorporated into this report by reference.

     Stockholder Tender and Voting Agreement

     Concurrently with entering into the Merger Agreement, Parent and Purchaser entered into a Stockholder Tender and Voting Agreement dated September 15, 2005 (the “Tender Agreement”) with Marc C. Breslawsky, Joseph D. Skrzypczak, Christine B. Allen, Mark S. Flynn and Nathaniel M. Gifford, who are officers of the Company (collectively, the “Supporting Stockholders”). Pursuant to the Tender Agreement, which applies to less than 1% in the aggregate of the issued and outstanding Shares, each Supporting Stockholder has agreed, among other things, to tender in the Offer the Shares owned and controlled by such Supporting Stockholder, vote such Shares in favor of the Merger if they have not been accepted for payment and paid for in the Offer, and grant a proxy to Purchaser and each officer of Parent to vote such Shares in certain circumstances. The Tender Agreement terminates automatically upon termination of the Merger Agreement.

     The foregoing description of the Tender Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender Agreement, which is filed as Exhibit 99.3 hereto, and is incorporated into this report by reference.

     Rights Agreement

     The Company and the Rights Agent entered into a Second Amendment Agreement, dated as of September 15, 2005 (the “Rights Agreement Amendment”), which amends the Rights Agreement to provide that (i) none of the Merger or the Merger Agreement or any of the transactions contemplated thereby, including, the Offer, the issuance of shares of Common Stock pursuant to the Top-Up Option or the public announcement of any of the foregoing, will cause the Rights to become exercisable by, or otherwise trigger any rights of, the holders thereof and (ii) the Rights shall automatically terminate on and as of the Effective Time.

     The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 9.01 Exhibits

Exhibit Number	Description

10.1	Second Amendment Agreement dated as of September 15, 2005 by and between Imagistics International Inc. and Equiserve Trust Company, N.A., with respect to the Rights Agreement dated as of September 28, 2001, by and between Pitney Bowes Office Systems, Inc. and Equiserve Trust Company, N.A., as amended by the First Amendment Agreement dated as of August 7, 2002

99.1	Press release dated September 16, 2005

99.2	Agreement and Plan of Merger dated as of September 15, 2005, by and among Océ N.V., Orange Merger Corp. and Imagistics International Inc.

99.3	Stockholder Tender and Voting Agreement dated as of September 15, 2005 among Océ N.V., Orange Merger Corp. and the stockholder parties thereto

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2005

IMAGISTICS INTERNATIONAL INC.

By:	/s/ Mark S. Flynn

	Name:	Mark S. Flynn
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment Agreement dated as of September 15, 2005 by and between Imagistics International Inc. and Equiserve Trust Company, N.A., with respect to the Rights Agreement dated as of September 28, 2001, by and between Pitney Bowes Office Systems, Inc. and Equiserve Trust Company, N.A., as amended by the First Amendment Agreement dated as of August 7, 2002

99.1	Press release dated September 16, 2005

99.2	Agreement and Plan of Merger dated as of September 15, 2005, by and among Océ N.V., Orange Merger Corp. and Imagistics International Inc.

99.3	Stockholder Tender and Voting Agreement dated as of September 15, 2005 among Océ N.V., Orange Merger Corp. and the stockholder parties thereto